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Consent of Independent Registered Public Accounting Firm
______________________________________________________________________

The board and shareholders
RiverSource Tax-Exempt Money Market Series, Inc.:
     RiverSource Tax-Exempt Money Market Fund



We consent to the use of our report included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.


                                                  /s/  KPMG LLP
                                                  -------------
                                                       KPMG LLP



Minneapolis, Minnesota
February 27, 2007